Exhibit 99.1

                                      NGSG
                        NATURAL GAS SERVICES GROUP, INC.

FOR IMMEDIATE RELEASE                          For More Information, Contact:
October 19, 2004                               Wallace Sparkman, President & CEO
                                               800-580-1828
                                               Jim Drewitz, Investor Relations
                                               972-355-6070


                        NATURAL GAS SERVICES ENTERS INTO
              AGREEMENT TO ACQUIRE SCREW COMPRESSION SYSTEMS, INC.

                        Earnings Expected to Be Accretive


MIDLAND, TEXAS, October 19, 2004 - Natural Gas Services Group, Inc. (AMEX:NGS), a leading equipment and services provider to the oil and natural gas industry, announces it has entered into an agreement to acquire all of the outstanding stock of Screw Compression Systems, Inc. (SCS) of Tulsa, Oklahoma. SCS is a privately owned manufacturer of natural gas compressors.

Natural Gas Services has signed a contract to acquire SCS, a privately held firm, in a $15 million stock, note and cash transaction. The transaction is designed to boost the Company's production of small to medium horsepower gas compressors for sale and lease. The addition of SCS is expected to be accretive to current operating results. Transaction terms were not disclosed. The agreement is subject to customary conditions to closing, which is anticipated to occur within the next sixty days.

Paul Hensley, President, founded SCS in 1997. Hensley expects SCS to record approximately $20 million in revenue for its fiscal year ending December 2004. In the transaction, Natural Gas Services will add the SCS 54,000 sq. ft. manufacturing facility in Tulsa and an additional 65 employees.

SCS will be operated as a wholly owned subsidiary of Natural Gas Services under the same management team with Paul Hensley continuing as President of SCS. Upon closing, Paul Hensley will join the board of directors of Natural Gas Services.

According to Wallace Sparkman, Natural Gas Services' President and CEO, the acquisition provides Natural Gas Services several strategic benefits in product, engineering, manufacturing, sales and market synergy between the two companies.

Expected benefits will include:

o Increased gas compressor production for lease fleet by 70 or more units per year
o    Increased sales and leasing revenue by an estimated $20 million per year
o    Through accelerated growth, expanded geographic area for rentals and sale
o Proprietary products will enhance profit margins for Natural Gas Services rental fleet

Mr. Sparkman said, "The SCS acquisition will support our expansion strategy for production and leasing of NGS' small to medium horsepower compressors. SCS is a well-recognized company with an exceptional engineering and manufacturing staff who will bring significant growth for Natural Gas Services' products and services. Paul and his team have a well-deserved reputation of producing high quality compressors and delivering superior customer service. We are very pleased to have Paul Hensley and his SCS family joining Natural Gas Services. This move will create additional management depth to the combined companies."


About Natural Gas Services Group, Inc.
--------------------------------------

NGS manufactures, fabricates, sells, leases and services natural gas compressors that enhance the production of oil and gas wells. The Company also manufactures and sells flare systems and flare ignition systems for plant and production facilities.

       For more information visit the Company's website at www.ngsgi.com.



This release contains forward-looking statements subject to various risks and uncertainties that could cause the company's future plans, objectives and performance to differ materially from those in the forward-looking statements. Forward-looking statements can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "subject to,"
"anticipate," "estimate," "continue," "future," "appears," "prospective," "designed," or other variations thereof or comparable terminology. Factors that could cause or contribute to such differences could include, but are not limited to, those relating to the company's expansion strategy, changes in demand for the company's products because of changes in oil and natural gas prices, competition among the various providers of compression services and products, changes in safety, health and environmental regulations pertaining to the production and transportation of natural gas, changes in economic or political conditions in the markets in which the company operates, introduction of competing technologies by other companies, operating risks, outstanding indebtedness, changes in interest rates, expansion and other activities of competitors, changes in federal or state environmental laws and the administration of such laws, and the general condition of the economy and its effect on the securities market. While we believe our forward-looking statements are based upon reasonable assumptions, these are factors that are difficult to predict and that are influenced by economic and other conditions beyond our control. Investors are directed to consider such risks and other uncertainties discussed in documents filed by the company with the Securities and Exchange Commission.

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